Exhibit 23.J





INDEPENDENT AUDITORS' CONSENT

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-102328 of Turnaround Fund (a series of Turnaround Investment Trust) of our report dated March 21, 2003, appearing in the Statement of Additional Information, which is a part of such Registration Statement.





/s/ Deloitte & Touche LLP

April 8, 2003
New York, New York